UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                                   TO

                             CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): October 3, 2007

                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                   Florida
              (State or other jurisdiction of incorporation)

    000-20175                                       01-0469607
   (Commission                                     (IRS Employer
   File Number)                                  Identification No.)


             1292 Hammond Street, Bangor, Maine           04401
        (Address of principal executive offices)       (Zip Code)

                           (207) 942-5273
                   Registrant's telephone number,
                         including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))


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Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     ADCO Surgical Supply, Inc. ("ADCO"), a wholly-owned subsidiary of Nyer Medical Group, Inc. ("Nyer Medical"), maintains a Working Capital Line of
Credit with KeyBank National Association (the "Bank"), which facility was most recently discussed in a Current Report on Form 8-K filed on July 9, 2007. On October 3, 2007, ADCO borrowed $75,000 ("Borrowed Funds") from such line of credit. ADCO has borrowed a total of $265,000 on the line of credit. The line of credit is secured by a lien on the land (and improvements thereon) located at 1292 Hammond Street, Bangor, Maine. The line of credit is guaranteed by Nyer Medical pursuant to a commercial guaranty. The interest rate for the line of credit is the Wall Street Journal Prime Rate. Repayment of the line of credit is in monthly payments of interest only, with the principal being due at maturity, unless renewed. The maturity date is the last day of November, 2007 unless renewed by the Bank. Prior to the maturity date, ADCO must repay the loan upon the demand of the Bank. There exist possibilities for increased charges under the line of credit, including late charges, increased interest after default, payment of attorneys' fees and expenses of the Bank in certain situations and a dishonored item fee. In addition to the commercial guaranty noted above, which was executed by Nyer Medical in favor of the Bank, the other material documents executed in connection with this financing arrangement were (a) a promissory note by ADCO in favor of the Bank and (b) a mortgage executed by ADCO in favor of the Bank. Such agreements were attached as exhibits to the report on Form 10-K filed by Nyer Medical on October 18, 2004. ADCO has lent all of the Borrowed Funds to Nyer Medical (on February 26, 2007 in the amount of $100,000, on May 9, 2007 in the amount of $25,000, on July 3, 2007 in the amount of $65,000 and on October 3, 2007 in the amount of $75,000) (on an unsecured basis), which amount Nyer must repay to ADCO on the date on which ADCO must repay the Bank under the terms of the agreements between ADCO and the Bank, unless Nyer Medical should desire to repay such amount at an earlier date, which payment would be made without penalty. Interest would be paid by Nyer Medical to ADCO at the minimum amount allowed by law.





















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                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on this 9 day of October 2007.


                                        Nyer Medical Group, Inc.


                                        By:   /s/ Karen L. Wright
                                        Name:     Karen L. Wright
                                        Title:    Chief Executive Officer



















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